UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 1, 2011

Western Alliance Bancorporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	C17075-1995	88-0365922
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One E Washington Street, Suite 1400, Phoenix, Arizona		85004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	602-389-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2011, Western Alliance Bancorporation (the "Company") appointed J. Kelly Ardrey, Jr., CPA to the position of Senior Vice President, Chief Accounting Officer whereby Mr. Ardrey will assume the position of Principal Accounting Officer. The previous incumbent, Susan C. Thompson, CPA, will continue in her role as Senior Vice President and Controller of the Company and will report directly to Mr. Ardrey effective September 1, 2011.

Mr. Ardrey, age 43, is a Certified Public Accountant with over 20 years in finance and banking. Mr. Ardrey served as Executive Vice President and Chief Financial Officer of one of the Company's subsidiaries, Bank of Nevada from September 2008 until August 31, 2011 and held the position of Executive Vice President, Technical Accounting & Derivative at CountryWide Bank from December 2005 until September 2008. Mr. Ardrey also held positions at Fannie Mae, Suntrust Bank, First Union Bank, Sterne, Agee & Leach, Protective Life and Coopers & Lybrand. Mr. Ardrey holds a Bachelor of Science, Accounting degree from Wake Forest University in Winston-Salem, NC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Alliance Bancorporation

September 2, 2011	By:	/s/ Dale Gibbons

Name: Dale Gibbons
Title: Executive Vice President and Chief Financial Officer